Exhibit 99.2

Earnings Release

Contact:	Raymond J. Pacini
	Chief Executive Officer	May 7, 2004
949-250-7781

CALC Reports Improved First Quarter Results

Financial and Operating Highlights – First Quarter 2004 vs. 2003

•                  First quarter homebuilding revenues of $5.6 million, up 44% quarter-over-quarter

•                  Gross operating profit of $1.3 million, up 117% quarter-over-quarter

•                  Gross margin from homebuilding improved to 23.2% vs. 15.4% in Q1-2003

IRVINE, California – California Coastal Communities, Inc. (NASDAQ:CALC) reported net income of $300,000, or $.03 per share, for the three months ended March 31, 2004.  The first quarter results reflect gross operating profit of $1.3 million from deliveries of 13 homes at the Company’s Riverside and North Corona homebuilding projects, which was partially offset by selling, general and administrative expenses of $900,000. During the first quarter of 2003, the Company had a net loss of $(200,000), or $(.02) per share, primarily due to the low number of home deliveries during the quarter.

The Company reported $5.6 million in revenues for the first quarter of 2004 compared with $3.9 million in revenues for the first quarter of 2003 from 13 home deliveries for each period. The increase primarily reflects the larger and more expensive Riverside “Jasper Ranch” homes delivered in the 2004 period and sales price appreciation.  Gross operating profit for the current quarter of $1.3 million compares favorably to the $600,000 gross operating profit of the comparable quarter of 2003. The current quarter gross margin of 23.2% reflects sales at both the Jasper Ranch and North Corona projects, as compared with the prior period margin of 15.4% which reflected sales primarily at the Riverside “Harvest” project.  The improved margin primarily reflects the higher margin Jasper Ranch product and home price appreciation over the prior year.

The Company’s current homebuilding projects, which are primarily in the “Inland Empire” area of southern California in Riverside and San Bernardino counties, are currently expected to generate approximately $30 million of cash during the next 24 months, assuming that present economic and housing market conditions continue. Southern California, including the Inland Empire, has experienced significant population and job growth in the past decade. While continued growth in the Inland Empire is expected, partially due to the limited supply of affordably priced housing in coastal areas such as Orange County, there can be no assurance that economic, demographic or other factors will not slow, diminish or cause such growth to discontinue.

The nature of the Company’s business, including its limited inventory of buildable lots, is such that the number of active selling communities over a given time period may often cause significant fluctuations in operating results from quarter-to-quarter and from year-to-year.  The Company is currently building homes in the Inland Empire, is in escrow to acquire additional entitled residential lots in Lancaster, in Los Angeles County and in Rancho Santa Fe, in San Diego County. The Company is also continuing to pursue other land development and lot acquisition opportunities throughout southern California.

The 208-acre Bolsa Chica mesa, which overlooks the Pacific Ocean and the Bolsa Chica wetlands in Orange County, California, is the Company’s principal asset, representing 78% of total assets at March 31, 2004. In 2002, the County of Orange approved the Company’s site plan for development of 379 single-family homes on the upper bench of the Company’s Bolsa Chica mesa property.  This development plan also requires approval by the California Coastal Commission.

The Company submitted a Coastal Development Permit (“CDP”) application for this plan to the Coastal Commission in November 2002. The Company currently expects the Coastal Commission to hold a public hearing on the CDP sometime during the second half of 2004.  However, the Company’s efforts to obtain the CDP may be subject to further administrative or litigation delays.

The Company is a residential land development and homebuilding company operating in southern California. The Company’s principal subsidiaries are Signal Landmark and Hearthside Homes, Inc.  Signal Landmark owns 208 acres on the Bolsa Chica mesa, along with an additional 100 acres on the Huntington  mesa at Bolsa Chica.  Hearthside Homes has delivered over 1,600 homes to families throughout southern California over the last nine years.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain of the foregoing information contains forward-looking statements that relate to future events or the Company’s future financial performance. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of such terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, goals, expectations and intentions, the number and types of homes and number of acres of land that the Company may develop and sell, the timing and outcomes of any such development, the timing and outcomes of litigation, regulatory approval processes or administrative proceedings (including, but not limited to ongoing administrative proceedings related to the Company’s principal asset, the Bolsa Chica Mesa), cash flows or sales, the Company’s ability to acquire residential lots, and other statements contained herein that are not historical facts.

As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect the Company’s business, financial condition, operating results and stock price. An investment in the Company’s stock involves various risks, including those mentioned above and elsewhere in this report and those which are detailed from time to time in the Company’s other filings with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which reflect the Company’s view only as of the date hereof. The Company undertakes no obligation to publicly release revisions to these forward-looking statements that reflect future events or circumstances or reflect the occurrence of unanticipated events.

***TABLES FOLLOW***

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

($ in millions, except average sales price)

	Three Months Ended March 31,
	2004	2003
Homes delivered	13	13

Home sales revenue	$5.6	$3.9
Costs of sales	4.3	3.3

Gross operating profit from homebuilding	$1.3	$.6

Gross margin percentage	23.2%	15.4%

Average sales price	$431,000	$300,000

Increase in average sales price*	44%

Backlog of homes sold but not delivered at end of period	36	82

Completed homes in inventory	—	1

Entitled lots controlled at end of period:
Owned lots	87	109
Optioned lots	297	118

Total homes and lots	420	310

*                 Reflects a combination of change in product mix and appreciation.

CALIFORNIA COASTAL COMMUNITIES, INC

STATEMENT OF OPERATIONS

(in millions, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2004	2003

Revenues	$5.6	$3.9

Costs of sales	4.3	3.3

Gross operating profit	1.3	.6

Selling, general and administrative expenses	.9	.8
Interest expense	.1	.1
Income from unconsolidated joint ventures	(.1)	(.1)
Other expense, net	—	.1

Income (loss) before income taxes	.4	(.3)

Provision (benefit) for income taxes	.1	(.1)

Net income (loss)	$.3	$(.2)

Earnings (loss) per common share-basic	$.03	$(.02)

Earnings (loss) per common share-diluted	$.03	$(.02)

Weighted average common shares outstanding-basic	10.1	10.1

Weighted average common shares outstanding-diluted	10.8	10.1

CALIFORNIA COASTAL COMMUNITIES, INC.

BALANCE SHEETS

(in millions, except per share amounts)

(unaudited)

	March 31, 2004	December 31, 2003

ASSETS

Cash and cash equivalents	$10.2	$14.7

Real estate held for current development or sale	31.0	27.5

Land held for future development	154.2	153.6

Other assets	2.3	2.3

Total Assets	$197.7	$198.1

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:

Accounts payable and accrued liabilities	$4.0	$6.3

Project debt	12.6	10.4

Other liabilities	12.2	12.9

Total liabilities	28.8	29.6

Minority Interest	3.9	3.9

Stockholders’ equity	165.0	164.6

	$197.7	$198.1

Fully diluted shares outstanding (a)	10.8	10.8

Book value per share (a)	$15.28	$15.24

(a)                                  Assumes exercise of outstanding stock options to purchase 754,996 shares.